1

[INTEK GLOBAL LOGO]
PRESENTATION TO THE BOARD OF DIRECTORS OF INTEK GLOBAL CORPORATION

FEBRUARY 25, 1999
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TABLE OF CONTENTS

SECTION
--------------------------------------------------------------------------------

         1        Overview

         2        Review of Intek Global Corporation Business Plan

         3        Valuation Parameters and Methodologies

         4        Financing Alternatives

         5        Next Steps

APPENDICES

                  A        RoameR One Financial Projections

                  B        Midland Financial Projections

                  C        LM Technology Financial Projections

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CONFIDENTIAL                                                              157583
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SECTION 1

OVERVIEW
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EXECUTIVE SUMMARY

WE ARE PLEASED TO HAVE THIS OPPORTUNITY TO MEET WITH THE BOARD OF DIRECTORS OF INTEK GLOBAL CORPORATION ("INTEK" OR THE "COMPANY"). DURING TODAY'S PRESENTATION, WE WOULD LIKE TO:

-        Review work performed by Bear Stearns to date

-        Discuss the business plan developed by Intek management

- Outline parameters and methodologies that will be used to arrive at a preliminary valuation for Intek

- Discuss financing alternatives in light of Intek's projected capital needs

-        Review next steps and proposed course of action

BEAR STEARNS IS PREPARED TO EVALUATE ANY PROPOSAL RECEIVED FROM SECURICOR PLC ("SECURICOR") REGARDING ITS INTERESTS IN INTEK IN RELATION TO OTHER POTENTIAL STRATEGIC ALTERNATIVES AVAILABLE TO THE COMPANY


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SUMMARY OF WORK PERFORMED BY BEAR STEARNS TO DATE

IN MID-JANUARY, INTEK RETAINED BEAR STEARNS AS ITS FINANCIAL ADVISER TO REPRESENT THE COMPANY'S INTERESTS IN ITS DEALING WITH SECURICOR AND TO ADVISE IT ON ACQUISITION, FINANCING AND OTHER STRATEGIC ALTERNATIVES

THE FOLLOWING STEPS HAVE BEEN PERFORMED BY BEAR STEARNS TO DATE:

- Met with Intek management in order to gain a better understanding of the Company's business and the strategic initiatives under the "New Millennium" plan

- Performed independent due diligence through touring the Company's facilities and extensive discussions with management and staff

- Assisted Intek management in refining its business plan and developing a business model within the framework of the "New Millennium" plan

- Met with Lazard Freres, Securicor's financial advisor, several times to review management's business plan and the underlying assumptions

         - Lazard Freres subsequently presented Intek's business model to Securicor

- Began developing preliminary analysis to arrive at valuation parameters for Intek

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SUMMARY OF WORK PERFORMED BY BEAR STEARNS TO DATE (CONT.)

-        Began exploring other strategic alternatives for Intek:

         -        Manufacturing outsourcing / JV arrangements

         -        Financing alternatives

         - Potential business combination with Transcrypt International / EF Johnson

         -        Identification of other potential strategic partners


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SITUATION ASSESSMENT

THERE ARE SEVERAL FACTORS THAT INTEK AND THE BOARD OF DIRECTORS MUST CONSIDER AS THEY MAKE A DECISION REGARDING WHICH ALTERNATIVE(S) TO PURSUE; THESE INCLUDE, BUT ARE NOT LIMITED TO:

-        Growth prospects for different businesses

-        Control issues and the presence of a majority shareholder

- Ability to finance projected capital requirements under the current business plan and the role of Securicor as it relates to securing the necessary funding

- Impact of selected course of action on management's ability to focus on executing its business plan

- Manufacturing outsourcing agreements and opportunities for continued cost cutting

-        Commercialization and licensing of the LM technology

-        International distribution opportunities in Europe and Asia

-        Consolidation trends in the manufacturing and distribution industries

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STRATEGIC AND FINANCIAL REVIEW

------------------------------------------------------------------------------------------------------------
BUSINESS UNIT                  DESCRIPTION                         ATTRIBUTES           VALUATION PARAMETERS
-------------    --------------------------------------    -------------------------    --------------------
LM Technology    Technology Commercialization              - Knowledge intensive        - EBIT multiple
                                                           - Proprietary                - Earnings multiple
                                                           - Resource dependent
                                                           - Capital light
                                                           - Annuity from royalty
                                                             stream

Midland          Equipment Manufacturing / Distribution    - Highly competitive         - EBIT multiple
                                                           - Distribution intensive     - Earnings multiple
                                                           - Working capital intensive
                                                           - Gross profit on economic
                                                             scale model
                                                           - Short product life cycles
                                                           - Low to medium margins

RoameR One       Network Operator                          - Highly competitive         - DCF Analysis
                                                           - Capital intensive          - EBITDA multiple
                                                           - Recurring revenue stream
                                                           - Distribution intensive
                                                           - "Clonable" horizontally
                                                           - High operating leverage
                                                           - Highest margins
------------------------------------------------------------------------------------------------------------


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SECTION 2
REVIEW OF INTEK GLOBAL
CORPORATION BUSINESS PLAN
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BUSINESS PLAN DEVELOPMENT

THROUGH AN OBJECTIVE REVIEW OF THE UNDERLYING ASSUMPTIONS, BEAR STEARNS ASSISTED MANAGEMENT IN DEVELOPING A DYNAMIC BUSINESS PLAN THAT PROJECTS INTEK'S FINANCIAL AND OPERATING PERFORMANCE AS IT IMPLEMENTS THE "NEW MILLENNIUM" PLAN

KEY STRATEGIC IMPERATIVES OF THE "NEW MILLENNIUM" PLAN INCLUDE:

-        Aggressive roll-out of RoameR One

         - Intek has necessary 220 MHz spectrum in place as a result of its success in the Phase II license auction

- Worldwide equipment distribution and technology commercialization through business alliances and partnerships

         -        Midland (USA)

         -        LM Technology (UK and Europe)

         - New branch in Asia (international opportunities not fully factored into current plan)

-        Global licensing of the narrowband technology

         - Global standard for narrow-band spectrum-efficient high-speed data and high-quality voice transmission

-        Assumed divestiture of MBU manufacturing business

-        Leveraging of Intek's relationship with the NRTC

-        Reduction of corporate overhead


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RoameR ONE OPERATING ASSUMPTIONS

RoameR ONE PROJECTIONS ARE BASED ON THE ASSUMPTION THAT INTEK HAS THE EXISTING SPECTRUM NECESSARY TO PURSUE ITS ROLL-OUT STRATEGY AND HAS ALREADY MADE A SIGNIFICANT INVESTMENT IN AN EXISTING NETWORK INFRASTRUCTURE

-        RoameR One business cycle can be divided into two phases

         - Phase 1: Initial investment in site construction and subscriber acquisition

         - Phase 2: Generation of recurring airtime revenue once the subscriber base is in place

Key assumptions include:

- 220 MHz spectrum recently purchased for $7.5 million; additional spectrum acquisition is not factored into the plan

-        Roll out of service in 60 of top 100 MSAs through 2003

-        Over 300,000 subscribers by 2003 and over 500,000 subscribers by 2008

- Existing sites, network infrastructure and inventory of base stations are utilized as the network is rolled out, thereby reducing projected capital requirements

- Off-balance sheet financing for radio rental equipment could reduce amount of capital required to finance the RoameR One roll-out

- Reduction in the cost of radio and site equipment as sales volume increases due to economies of scale at the supplier level
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SELECTED FINANCIAL DATA - RoameR ONE
                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                                               Fiscal Year Ending September 30,
                        -----------------------------------------------------------------------------------------------------------
                          1999      2000       2001        2002        2003       2004       2005       2006      2007       2008
                        -------   -------    --------    --------    --------   --------   --------   --------  --------   --------
Number of Markets             6        22          38          54          60         60         60         60        60         60
Year-End Subscribers     22,486    58,245     124,572     221,767     325,743    410,346    466,388    501,996   528,063    546,411

GROSS REVENUES          $   7.9   $  24.6    $   55.7    $   96.6    $  135.7   $  161.8   $  175.8   $  183.7  $  190.9   $  196.6
Growth                       NM     213.2%      126.0%       73.6%       40.4%      19.3%       8.7%      4.5%       3.9%       3.0%

Less: Cost of Goods     $  (9.1)  $ (22.6)   $  (44.4)   $  (65.5)   $  (76.0)  $  (72.5)  $  (63.7)  $ (56.7)  $  (52.9)  $  (49.6)
                        -------   -------    --------    --------    --------   --------   --------   -------   --------   --------
NET REVENUES               (1.2)      2.0        11.2        31.1        59.7       89.3      112.1     127.1      138.0      147.0

EBITDA                  $  (6.8)  $  (8.8)   $   (9.9)   $    0.6    $   25.9   $   58.2   $   86.3   $ 104.3   $  115.0   $  122.8
% Margin to Net
  Revenues                   NM    (441.2)%     (88.5)%       2.1%       43.3%      65.2%      77.0%     82.1%      83.4%      83.5%

OPERATING INCOME        $ (11.3)  $ (14.6)   $  (17.9)   $  (10.9)   $   10.0   $   40.2   $   67.6   $  84.9   $   96.6   $  106.2
% Margin to Net
  Revenues                   NM    (735.9)%    (160.0)%     (35.1)%      16.8%      45.0%      60.3%     66.8%      70.0%      72.2%

NET INCOME(1)           $ (12.2)  $ (16.8)   $  (22.3)   $  (18.0)   $    1.4   $   33.2   $   63.6   $  81.4   $   93.6   $  103.6
% Margin to Net
  Revenues                   NM    (846.4)%    (199.1)%     (57.8)%       2.4%      37.2%      56.7%     64.1%      67.8%      70.5%
-----------------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES
  - SITE BUILD-OUT      $   0.0   $   0.8    $    3.3    $    5.9    $    4.8   $    1.9   $    1.1   $   0.1   $    0.0   $    0.0

CAPITAL EXPENDITURES
  - RENTAL EQUIPMENT        1.7       5.4        11.5        17.0        19.0       16.6       12.9      10.4        9.4        8.9
-----------------------------------------------------------------------------------------------------------------------------------

(1) Excludes interest on intercompany debt and assumes the Company uses net operating losses to shield income.


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MIDLAND OPERATING ASSUMPTIONS

- Midland projections exclude intracompany sales made to RoameR One and only reflect sales of equipment to the NRTC and other 220 MHz carriers, as well as partial penetration into the market for private SMR systems

- Given the geographic footprint of NRTC co-ops (rural areas), NRTC systems do not overlap with the RoameR One network

- Equipment cost is projected to decline as a result of the manufacturing agreement with EF Johnson coupled with production volume ramp-up, resulting in lower selling prices and improved margins

- Sales of narrowband LM equipment to VHF customers are expected to grow rapidly as LM technology gains acceptance in the VHF refarming market

- Conventional LMR revenues are projected to decline gradually as conventional systems are replaced by LM-based systems

- Additional sources of service revenue include network monitoring and customer service for radio and site equipment

- Sales & marketing and general & administrative costs increase in relation to sales volume but decline as a percentage of revenues as a result of significant operating leverage

- Base stations currently in inventory will be utilized by RoameR One as the network is rolled out

- Outsourcing of equipment manufacturing and potential to drop-ship will lead to lower working capital needs, primarily through reduced inventory levels


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SELECTED FINANCIAL DATA - MIDLAND

                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------


                                   Fiscal Year Ending September 30,
                          ------------------------------------------------
                           1999     2000    2001    2002    2003     2004
                          -----    -----   -----   -----   ------   ------
REVENUES                  $28.9    $48.9   $67.0   $89.0   $114.5   $141.7
Growth                       NA     69.6%   36.9%   32.8%    28.7%    23.7%

GROSS PROFIT              $ 7.2    $16.3   $23.6   $31.7   $ 40.1   $ 48.7
Margin                     25.0%    33.4%   35.3%   35.7%    35.0%    34.4%

EBITDA                    $(0.4)   $ 4.4   $ 9.1   $14.1   $ 18.6   $ 23.2
Margin                     (1.3)%    8.9%   13.6%   15.8%    16.3%    16.4%

OPERATING INCOME          $(1.3)   $ 3.3   $ 8.0   $12.9   $ 17.4   $ 22.2
Margin                     (4.4)%    6.8%   12.0%   14.6%    15.2%    15.7%

NET INCOME(1)             $(1.3)   $ 3.3   $ 8.0   $12.9   $ 17.4   $ 22.2
Margin                     (4.4)%    6.8%   12.0%   14.6%    15.2%    15.7%

--------------------------------------------------------------------------------
(1) Excludes interest on intercompany debt and assumes the Company uses net operating losses to shield income.


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LM TECHNOLOGY OPERATING ASSUMPTIONS AND FINANCIAL DATA

- Income stream is primarily comprised of revenues from product development arrangements with third parties and associated royalty payments

- Uncertainty in accurately quantifying future results for LMT given timing of technology development and royalty streams


SELECTED FINANCIAL DATA                                          ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                   Fiscal Year Ending September 30,
                           -----------------------------------------------
                             1999     2000    2001    2002    2003    2004
                           ------    -----   -----   -----   -----   -----
REVENUES                   $  4.2    $ 5.0   $ 5.9   $ 6.5   $ 8.4   $11.0
Growth                         NA     21.0%   16.7%   10.8%   30.0%   30.0%

GROSS PROFIT               $  1.7    $ 2.0   $ 2.3   $ 2.6   $ 3.4   $ 4.4
Margin                       40.0%    40.0%   40.0%   40.0%   40.0%   40.0%

EBITDA                     $  0.1    $ 0.7   $ 1.2   $ 1.5   $ 2.2   $ 2.9
Margin                        1.6%    14.5%   21.2%   23.7%   26.6%   26.6%

OPERATING INCOME           $ (0.4)   $ 0.2   $ 0.7   $ 1.0   $ 1.7   $ 2.3
Margin                      (10.6)%    4.2%   12.1%   15.1%   19.8%   21.2%

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INTEK GLOBAL SELECTED CONSOLIDATED FINANCIAL DATA
                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                    Fiscal Year Ending September 30,
                        ---------------------------------------------------------------
                          1999       2000      2001       2002       2003        2004
                        -------    -------   --------   --------   --------    --------
Revenues
  Gross Product Sales   $  48.7    $  58.9   $   89.3   $  122.8   $  152.6    $  174.3
  Service Income            8.2       18.9       38.2       68.0      104.5       138.5
                        -------    -------   --------   --------   --------    --------
TOTAL REVENUES             56.9       77.9      127.5      190.8      257.1       312.8
Growth rate                  NA       36.9%      63.7%      49.7%      34.7%       21.7%

Gross Profit
  Net Product Sales     $  10.3    $  11.4   $   12.9   $   16.4   $   23.4    $   33.6
  Service Income            1.7        8.2       23.2       47.8       78.1       107.2
                        -------    -------   --------   --------   --------    --------
TOTAL GROSS PROFIT         11.9       19.6       36.2       64.1      101.5       140.7
Margin                     21.0%      25.2%      28.4%      33.6%      39.5%       45.0%

EBITDA                  $ (10.2)   $  (6.8)  $   (2.8)  $   13.0   $   43.3    $   80.8
Margin                    (17.9)%     (8.7)%     (2.2)%      6.8%      16.8%       25.8%

OPERATING INCOME        $ (16.6)   $ (13.7)  $  (11.6)  $    0.5   $   26.5    $   62.0
Margin                    (29.2)%    (17.7)%     (9.1)%      0.3%      10.3%       19.8%

NET INCOME TO COMMON    $ (23.4)   $ (22.2)  $  (21.6)  $  (11.7)  $   13.1    $   53.0
Margin                    (41.2)%    (28.5)%    (16.9)%     (6.1)%      5.1%       16.9%


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SECTION 3
VALUATION PARAMETERS AND
METHODOLOGIES
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INTEK GLOBAL VALUATION METHODOLOGY SUMMARY

THIS SECTION OUTLINES VALUATION PARAMETERS AND METHODOLOGIES THAT WILL BE USED TO ARRIVE AT A RANGE OF VALUES FOR INTEK

- Given the different underlying dynamics of the three business segments, the Company is best valued on a "sum of the parts" basis

         -        RoameR One

         -        Midland

         -        LM Technology

-        Valuation on the consolidated level will take into account

         -        Assumed sale of the UK manufacturing unit (MBU) at the end of
                  1999

         -        Sale of existing B and C sites and licenses to NRTC

- Corporate overhead will be allocated to business segments in proportion to their revenues


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RoameR ONE VALUATION METHODOLOGY

SINCE RoameR ONE IS IN A "START-UP" PHASE AND CURRENTLY LACKS SIGNIFICANT REVENUES AND CASH FLOW, WE WILL EMPLOY A DISCOUNTED CASH FLOW ANALYSIS AS OUR PRIMARY VALUATION TOOL TO CALCULATE A PRESENT VALUE OF RoameR ONE

-        Discounted Cash Flow Analysis

         - We will prepare the analysis using long-term projections allowing us to value the "steady state" business given the RoameR roll-out dynamics

         - Discount rates and terminal value multiples will be calculated in comparison to comparable PCS and other wireless companies

- While we will also analyze comparable publicly traded companies and comparable merger and acquisition transactions, we believe these benchmarks are less useful in evaluating RoameR One due to:

         -        The lack of meaningful revenues and EBITDA at RoameR One until
                  2003

         -        The limited number of publicly traded companies in the SMR /
                  LMR sector

         - The limited number of comparable transactions involving public SMR / LMR operators


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MIDLAND VALUATION METHODOLOGY

MIDLAND IS A MORE ESTABLISHED BUSINESS THAN RoameR ONE IN A MORE MATURE INDUSTRY. AS A RESULT, WE WILL APPLY COMPARABLE COMPANY AND COMPARABLE TRANSACTION ANALYSES TO VALUE MIDLAND

-        Comparable Company Analysis

         - We will select public comparable companies based on our industry experience and knowledge of Midland

         - Comparable companies will include distribution companies that are similar to Midland in terms of operating dynamics

         - We will then apply trading multiples based on these comparables to Midland to arrive at a valuation range

-        Comparable Merger & Acquisition Transaction Analysis

         - We will identify precedent M&A transactions which we believe would most closely approximate a sale of Midland

         - We will then consider purchase price multiples of these transactions to suggest a valuation range for Midland


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LM TECHNOLOGY VALUATION METHODOLOGY

TRADITIONAL VALUATION FRAMEWORKS HAVE LIMITED APPLICABILITY FOR LM TECHNOLOGY AS A RESULT OF THE DIFFICULTY IN ACCURATELY QUANTIFYING THE TECHNOLOGY AND ROYALTY ATTRIBUTES OF THE BUSINESS

- Standard valuation methodologies will, therefore, understate the value of the business

         -        Do not fully capture "upside" of the technology

- Comparable public company and comparable transaction analyses may not fully reflect the unique business nature of LMT as a wireless technology licensor

- Discounted Cash Flow Analysis can give guidance on valuation, but does not:

         - Capture other potential applications of linear modulation technology

         -        Quantify all future royalty streams


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SECTION 4
FINANCING ALTERNATIVES
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CAPITAL REQUIREMENTS

INTEK'S FUTURE CAPITAL REQUIREMENTS WILL BE DRIVEN PRIMARILY BY THE NEED TO FUND THE RoameR ONE ROLL-OUT

- Capital expenditures related to the RoameR One site build-out increase as new markets are entered, eventually declining to zero once the requisite infrastructure is in place

- Capital expenditures for RoameR One rental radio equipment could be financed through a third party in the form of an off-balance-sheet sale-leaseback arrangement, thereby reducing the Company's required cash outlay

- Midland and LMT are not capital intensive and will only require maintenance capital expenditures

- Near-term operating losses for RoameR One will increase the Company's capital needs

PROJECTED CAPITAL EXPENDITURES                                   ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                     Fiscal Year Ending September 30,
                              ---------------------------------------------
                               1999    2000    2001    2002    2003    2004
                              -----  ------  ------  ------  ------  ------
RoameR One Site Build-Out     $   0  $  0.8  $  3.3  $  5.9  $  4.8  $  1.9
RoameR One Rental Equipment     1.7     5.4    11.5    17.0    19.0    16.6
Midland                         0.5     0.7     0.3     0.1     0.1     0.1
LMT                             0.2     0.2     0.2     0.2     0.2     0.2
                              -----  ------  ------  ------  ------  ------
  TOTAL CapEx                 $ 2.4  $  7.0  $ 15.2  $ 23.2  $ 24.1  $ 18.8
  TOTAL CapEx EXCLUDING
  RENTAL EQUIPMENT CapEx        0.7     1.6     3.7     6.2     5.1     2.2


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FINANCING ALTERNATIVES

--------------------------------------------------------------------------------
BUSINESS UNIT  COMMENTS
-------------  --------
LM Technology  - Not capital intensive
               - Self-funding

Midland        - Not capital intensive
               - Net source of cash over long term
               - Short-term financing available via bank debt based on accounts receivable and inventory as a borrowing base

RoameR One     - Capital intensive
               - Cash flows from other businesses could be used to help fund
                 RoameR One capital needs
               - Minimal funding required in 1999 as a result of existing infrastructure
               - The assumed sale of MBU in 1999 and site and license sales to
                 NRTC in 1999 and 2000 can provide short-term funding
               - Rental capex could be financed off-balance-sheet through third party lenders
               - Funding needs related to site capex and near-term operating losses are scalable - directly tied to pace of the RoameR One roll-out
               - Public market access difficult now, but may be more viable in the future
               - Funding facilitated with Securicor backing

ANNUAL FINANCING REQUIREMENT        1999    2000    2001    2002    2003    2004
                                  ------  ------  ------  ------  ------  -------
Rental Equipment                  $  1.4  $  4.2  $  8.7  $ 11.3  $  9.6  $   4.0
Site CapEx / Operating Expenses     13.0    12.7    17.3    13.7    (7.5)   (40.0)


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--------------------------------------------------------------------------------


FINANCING ALTERNATIVES (CONT.)

LONG-TERM FINANCING ALTERNATIVES AVAILABLE TO THE COMPANY INCLUDE:

-        Private equity

-        Public debt

-        Public equity

-        Strategic partner investments

-        Selective asset dispositions / monetizations


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SECTION 5
NEXT STEPS

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--------------------------------------------------------------------------------


NEXT STEPS

- Develop preliminary Intek valuation analysis in order to be in a position to quickly respond to a proposal from Securicor

- Assess ability to finance the Company going forward either on a stand-alone basis or with support from Securicor

- Evaluate any proposal from Securicor in light of other alternatives available to Intek

- Analyze potential for manufacturing / distribution agreements, business combinations, or joint venture opportunities

-        Explore other strategic alternatives


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APPENDICES

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--------------------------------------------------------------------------------


APPENDIX A
RoameR ONE FINANCIAL
PROJECTIONS
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--------------------------------------------------------------------------------


RoameR ONE PROJECTED INCOME STATEMENTS

                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                                                     Fiscal Year Ending September 30,
                                    --------------------------------------------------------------------------------------------
                                      1999      2000      2001      2002      2003     2004     2005     2006     2007     2008
                                    -------   -------   -------   -------   -------  -------  -------  -------  -------  -------
Gross Revenues
  Service Revenues                  $   2.9   $   9.8   $  24.1   $  48.5   $  79.0  $ 107.1  $ 127.9  $ 141.0  $ 150.0  $ 156.6
  Equipment Revenues
    Sales                               4.2      12.9      27.6      40.8      45.5     40.3     31.5     25.4     23.1     22.0
    Rentals                             0.8       1.8       3.8       7.1      10.9     14.2     16.2     17.2     17.6     17.9
    Maintenance and Repair              0.0       0.1       0.2       0.3       0.3      0.3      0.2      0.2      0.1      0.1
                                    -------   -------   -------   -------   -------  -------  -------  -------  -------  -------
TOTAL REVENUES                          7.9      24.6      55.7      96.6     135.7    161.8    175.8    183.7    190.9    196.6

Cost of Sales
  Cost of equipment
    Equipment Sold                      5.2      16.1      34.5      51.0      56.9     50.4     39.4     31.7     28.9     27.4
    Depreciation from Rentals           0.8       1.7       3.3       6.2       9.8     12.6     14.8     15.4     14.4     12.6
  Cost of Services                      3.1       4.9       6.6       8.3       9.3      9.6      9.6      9.6      9.6      9.6
                                    -------   -------   -------   -------   -------  -------  -------  -------  -------  -------
Total Cost of Sales                     9.1      22.6      44.4      65.5      76.0     72.5     63.7     56.7     52.9     49.6
                                    -------   -------   -------   -------   -------  -------  -------  -------  -------  -------

NET REVENUES                        $  (1.2)  $   2.0   $  11.2   $  31.1   $  59.7  $  89.3  $ 112.1  $ 127.1  $ 138.0  $ 147.0

Operating Expenses
  Sales and Marketing                   3.2       7.1      15.7      24.2      28.6     27.7     24.2     21.5     20.6     19.7
  General and Administrative            2.4       4.6       7.8      11.2      13.4     14.3     14.6     14.8     14.9     15.0
  Network Monitoring Costs              0.8       0.7       1.0       1.3       1.6      1.7      1.7      1.8      1.9      2.0
  Depreciation                          2.8       3.0       3.4       4.1       4.8      4.2      2.7      2.8      2.8      2.8
  Amortization                          1.0       1.2       1.2       1.2       1.2      1.2      1.2      1.2      1.2      1.2
                                    -------   -------   -------   -------   -------  -------  -------  -------  -------  -------
Total Operating Expenses               10.1      16.6      29.1      42.0      49.7     49.1     44.5     42.1     41.4     40.8
                                    -------   -------   -------   -------   -------  -------  -------  -------  -------  -------
OPERATING INCOME                    $ (11.3)  $ (14.6)  $ (17.9)  $ (10.9)  $  10.0  $  40.2  $  67.6  $  84.9  $  96.6  $ 106.2

Interest on Rental Equipment Debt       0.1       0.3       1.0       2.0       3.1      3.8      3.9      3.5      3.0      2.5
Interest on Revolver                    0.8       1.9       3.4       5.1       5.5      3.2      0.1      0.0      0.0      0.0
                                    -------   -------   -------   -------   -------  -------  -------  -------  -------  -------
Net Income Before Income Taxes        (12.2)    (16.8)    (22.3)    (18.0)      1.4     33.2     63.6     81.4     93.6    103.6
Taxes                                   0.0       0.0       0.0       0.0       0.0      0.0      0.0      0.0      0.0      0.0
                                    -------   -------   -------   -------   -------  -------  -------  -------  -------  -------
NET INCOME                          $ (12.2)  $ (16.8)  $ (22.3)  $ (18.0)  $   1.4  $  33.2  $  63.6  $  81.4  $  93.6  $ 103.6
                                    =======   =======   =======   =======   =======  =======  =======  =======  =======  =======
EBITDA                              $  (6.8)  $  (8.8)  $  (9.9)  $   0.6   $  25.9  $  58.2  $  86.3  $ 104.3  $ 115.0  $ 122.8
EBITDA (before sales costs)         $  (3.6)  $  (1.7)  $   5.8   $  24.9   $  54.5  $  85.9  $ 110.5  $ 125.8  $ 135.6  $ 142.5


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  21

1                                                                   INTEK GLOBAL
--------------------------------------------------------------------------------


RoameR ONE PROJECTED BALANCE SHEETS
                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------


                                                             Fiscal Year Ending September 30,
                            --------------------------------------------------------------------------------------------------
                              1999      2000      2001       2002       2003       2004      2005      2006     2007     2008
                            -------   -------   --------   --------   --------   -------   -------   -------  -------  -------
ASSETS
Current Assets
Cash & Equivalents          $   0.0   $   0.0   $    0.0   $    0.0   $    0.0   $   0.0   $  59.4   $  53.0  $ 151.6  $ 259.9
Accounts Receivable             0.5       1.5        2.7        3.7        3.6       3.0       2.3       2.0      1.9      1.8
Inventory                       0.3       0.8        1.5        2.0        2.1       1.9       1.6       1.5      1.4      1.3
Other Current Assets            0.6       0.7        0.7        0.7        0.8       0.8       0.8       0.9      0.9      1.0
                            -------   -------   --------   --------   --------   -------   -------   -------  -------  -------
Total Current Assets            1.5       3.0        4.9        6.4        6.5       5.7      64.2      57.3    155.8    264.0
Fixed Assets
Property, Plant and
Equipment, net                 12.7      10.6       10.4       12.2       12.2      10.0       8.3       5.7      2.9      0.2
Intangibles                    17.5      16.3       15.1       13.8       12.6      11.4      10.1       8.9      7.7      6.4
Net Rental Equipment            3.4       7.1       15.3       26.1       35.2      39.2      37.3      32.3     27.3     23.6
Site Deposit                    0.0       0.0        0.1        0.1        0.2       0.2       0.2       0.2      0.2      0.2
                            -------   -------   --------   --------   --------   -------   -------   -------  -------  -------
Total Fixed Assets             33.6      34.0       40.8       52.2       60.2      60.7      55.9      47.0     38.0     30.4
                            -------   -------   --------   --------   --------   -------   -------   -------  -------  -------
TOTAL ASSETS                $  35.1   $  37.0   $   45.7   $   58.6   $   66.6   $  66.4   $ 120.1   $ 104.4  $ 193.8  $ 294.3
                            =======   =======   ========   ========   ========   =======   =======   =======  =======  =======

LIABILITIES AND
SHAREHOLDERS' EQUITY
Current Liabilities
Accounts Payable            $   0.6   $   1.9   $    3.4   $    4.6   $    4.6   $   3.8   $   2.9   $   2.5  $   2.3  $   2.2
Deposits                        0.1       0.1        0.1        0.1        0.1       0.1       0.1       0.1      0.1      0.1
Notes Payable                   1.4       0.0        0.0        0.0        0.0       0.0       0.0       0.0      0.0      0.0
Accrued Liabilities             0.8       1.5        2.4        3.2        3.5       3.3       3.0       2.9      2.9      2.8
Deferred Revenue                0.6       1.9        4.5        8.4       12.7      16.2      18.6      20.0     21.0     21.8
                            -------   -------   --------   --------   --------   -------   -------   -------  -------  -------
Total Current Liabilities       3.6       5.4       10.4       16.4       20.9      23.4      24.6      25.5     26.4     26.9
Intercompany Debt              93.1      93.1       93.1       93.1       93.1      93.1      93.1       0.0      0.0      0.0
Rental Equipment Debt           1.4       5.6       14.3       25.6       35.2      39.2      37.3      32.3     27.3     23.6
Revolver (Operating Debt)      13.0      25.7       43.0       56.7       49.2       9.2       0.0       0.0      0.0      0.0
                            -------   -------   --------   --------   --------   -------   -------   -------  -------  -------
Total Debt                    107.6     124.4      150.4      175.4      177.5     141.5     130.4      32.3     27.3     23.6
Shareholders' Equity          (76.0)    (92.8)    (115.1)    (133.1)    (131.7)    (98.5)    (34.9)     46.6    140.2    243.8
                            -------   -------   --------   --------   --------   -------   -------   -------  -------  -------
TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY        $  35.1   $  37.0   $   45.7   $   58.6   $   66.6   $  66.4   $ 120.1   $ 104.4  $ 193.8  $ 294.3
                            =======   =======   ========   ========   ========   =======   =======   =======  =======  =======


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  22

1                                                                   INTEK GLOBAL
--------------------------------------------------------------------------------


RoameR ONE PROJECTED CASH FLOW STATEMENTS
                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                                                        Fiscal Year Ending September 30,
                                         ---------------------------------------------------------------------------------------
                                          1999     2000     2001     2002     2003     2004     2005     2006     2007     2008
                                         ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
CASH FLOW FROM OPERATING ACTIVITIES
Net Income                               $(12.2)  $(16.8)  $(22.3)  $(18.0)  $  1.4   $ 33.2   $ 63.6   $ 81.4   $ 93.6   $103.6
Depreciation                                3.6      4.6      6.8     10.3     14.6     16.8     17.5     18.1     17.2     15.4
Amortization                                1.0      1.2      1.2      1.2      1.2      1.2      1.2      1.2      1.2      1.2
Change in Current Assets                    1.5     (1.5)    (1.9)    (1.5)    (0.1)     0.7      0.9      0.4      0.2      0.1
Change in Current Liabilities               1.0      1.9      5.0      5.9      4.5      2.5      1.2      0.9      0.8      0.5
                                         ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  Cash Flow from Operating Activities    $ (5.2)  $(10.6)  $(11.2)  $ (2.0)  $ 21.7   $ 54.5   $ 84.5   $102.2   $113.1   $120.9

CASH FLOW FROM INVESTING ACTIVITIES
Capital Expenditure - Site Build-out     $  0.0   $ (0.8)  $ (3.3)  $ (5.9)  $ (4.8)  $ (1.9)  $ (1.1)  $ (0.1 ) $  0.0   $  0.0
Capital Expenditure - Rental Equipment     (1.7)    (5.4)   (11.5)   (17.0)   (19.0)   (16.6)   (12.9)   (10.4 )   (9.4)    (8.9)
License Acquisition Costs                  (7.5)     0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0      0.0
Site Deposit Costs                          0.0     (0.0)    (0.0)    (0.0)    (0.0)     0.0      0.0      0.0      0.0      0.0
                                         ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  Cash Flow from Investing Activities    $ (9.2)  $ (6.2)  $(14.8)  $(22.9)  $(23.8)  $(18.5)  $(14.0)  $(10.5 ) $ (9.4)  $ (8.9)

CASH FLOW FROM FINANCING ACTIVITIES
Increase in Rental Equipment Debt        $  1.7   $  5.4   $ 11.5   $ 17.0   $ 19.0   $ 16.6   $ 12.9   $ 10.4   $  9.4   $  8.9
Rental Equipment Debt Repayment            (0.3)    (1.2)    (2.8)    (5.7)    (9.3)   (12.6)   (14.8)   (15.4 )  (14.4)   (12.6)
Intercompany Debt Repayment                 0.0      0.0      0.0      0.0      0.0      0.0      0.0    (93.1 )    0.0      0.0
Revolver                                   13.0     12.7     17.3     13.7     (7.5)   (40.0)    (9.2)     0.0      0.0      0.0
                                         ------   ------   ------   ------   ------   ------   ------   ------   ------   ------
  Cash Flow from Financing Activities    $ 14.5   $ 16.9   $ 26.0   $ 24.9   $  2.1   $(36.0)  $(11.1)  $(98.1 ) $ (5.0)  $ (3.7)
                                         ------   ------   ------   ------   ------   ------   ------   ------   ------   ------

--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  23

1
--------------------------------------------------------------------------------

APPENDIX B
MIDLAND FINANCIAL PROJECTIONS

1                                                                   INTEK GLOBAL
--------------------------------------------------------------------------------


MIDLAND PROJECTED INCOME STATEMENTS(1)
                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                                  Fiscal Year Ending September 30,
                                  ----------------------------------------------------------
                                    1999       2000      2001      2002      2003      2004
                                  -------    -------   -------   -------   -------   -------
Revenues
  Net Product Sales               $  28.5    $  46.0   $  61.7   $  82.0   $ 107.1   $ 134.0
  Service Income                      0.3        2.9       5.3       7.0       7.4       7.6
                                  -------    -------   -------   -------   -------   -------
TOTAL REVENUES                       28.9       48.9      67.0      89.0     114.5     141.7

Cost of Sales
  Cost of Equipment Sold             21.5       31.4      41.9      55.4      72.3      90.4
  Cost of Services                    0.1        1.2       1.5       1.8       2.2       2.5
                                  -------    -------   -------   -------   -------   -------
Total Cost of Sales                  21.6       32.6      43.4      57.2      74.5      92.9
                                  -------    -------   -------   -------   -------   -------
GROSS PROFIT                          7.2       16.3      23.6      31.7      40.1      48.7

Operating Expenses
  Sales and Marketing                 3.6        5.5       7.4       9.8      12.9      16.1
  General and Administrative          4.0        6.4       7.1       7.8       8.6       9.4
  Depreciation and Amortization       0.9        1.0       1.1       1.2       1.2       1.0
                                  -------    -------   -------   -------   -------   -------
Total Operating Expenses              8.5       13.0      15.6      18.8      22.6      26.5
                                  -------    -------   -------   -------   -------   -------
OPERATING INCOME (LOSS)              (1.3)       3.3       8.0      12.9      17.4      22.2
Other Income (Expense)                0.0        0.0       0.0       0.0       0.0       0.0
Interest Expense                      0.0        0.0       0.0       0.0       0.0       0.0
                                  -------    -------   -------   -------   -------   -------
Income (Loss) Before Taxes           (1.3)       3.3       8.0      12.9      17.4      22.2
Taxes                                 0.0        0.0       0.0       0.0       0.0       0.0
                                  -------    -------   -------   -------   -------   -------
NET INCOME (LOSS)                 $  (1.3)   $   3.3   $   8.0   $  12.9   $  17.4   $  22.2
                                  =======    =======   =======   =======   =======   =======
EBITDA                            $  (0.4)   $   4.4   $   9.1   $  14.1   $  18.6   $  23.2

--------------------------------------------------------------------------------

(1)      Excludes sales to RoameR One.


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  24

1
--------------------------------------------------------------------------------


APPENDIX C
LM TECHNOLOGY FINANCIAL
PROJECTIONS

1                                                                   INTEK GLOBAL

INTEK GLOBAL TECHNOLOGIES (LMT) PROJECTED INCOME STATEMENTS

                                                                 ($ IN MILLIONS)
--------------------------------------------------------------------------------

                                                Fiscal Year Ending September 30,
                                          -------------------------------------------
                                           1999     2000   2001   2002   2003   2004
                                          ------   -----  -----  -----  -----  ------
Contract Development and Royalty Income   $  4.2   $ 5.0  $ 5.9  $ 6.5  $ 8.4  $ 11.0
Cost of Services                             2.5     3.0    3.5    3.9    5.1     6.6
                                          ------   -----  -----  -----  -----  ------
  Gross Profit                               1.7     2.0    2.3    2.6    3.4     4.4
Research and Development                     1.6     1.3    1.1    1.1    1.1     1.5
Depreciation and Amortization                0.5     0.5    0.5    0.6    0.6     0.6
                                          ------   -----  -----  -----  -----  ------
OPERATING INCOME (LOSS)                     (0.4)    0.2    0.7    1.0    1.7     2.3
EBITDA                                    $  0.1   $ 1.0  $ 1.2  $ 1.5  $ 2.2  $  2.9


--------------------------------------------------------------------------------
CONFIDENTIAL                                                                  25